Exhibit 10.2

UNITED COMMUNITY BANKS, INC.
AMENDED AND RESTATED
2000 KEY EMPLOYEE STOCK OPTION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Executive Officer)

Grantee:
____________________________________
Number of RSUs:
____________________
Date of Grant:
_________________________

Vesting Schedule:	Per attached Statement referred to
herein as “Exhibit A”

Territory:	Any county and any contiguous county
and any metropolitan statistical area in
which any of the Company’s subsidiary
banks has an office as of the date hereof.

          THIS AGREEMENT (the “Agreement”) is entered into as of the ________ day of ________, ____, by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”), and the individual designated above (the “Grantee”).

          WHEREAS, the Company maintains the United Community Banks, Inc. Amended and Restated 2000 Key Employee Stock Option Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Restricted Stock Unit Award under the Plan;

          NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

          1.           Award of Restricted Stock Units

                       1.1           The Company hereby grants to the Grantee an award of Restricted Stock Units (“RSUs”) in the amount set forth above, subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement and the Plan. The grant date of this award of RSUs is set forth above(the “Date of Grant”).

                        1.2           This Agreement (including any appendices) shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

                       1.3           This Award is conditioned on the Grantee’s execution of this Agreement. If this Agreement is not executed by the Grantee and returned to the Company within two days of the Date of Grant, it may be canceled by the Committee resulting in the immediate forfeiture of all RSUs.

          2.          Vesting and Termination of Employment

                        2.1           Vesting. Subject to Sections 2.2 through 2.4 below and Section 8, if the Grantee remains employed by the Company, the RSUs shall vest as provided for in Exhibit A. Each date on which the RSUs vest is hereinafter referred to as a “Vesting Date”.

                        Except as otherwise provided below, on the Vesting Date, a number of Shares equal to the number of vested RSUs shall be issued to the Grantee free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.3 below). The Company shall transfer such Shares to an unrestricted account in the name of the Grantee as soon as practical after the Vesting Date. For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company or a Subsidiary shall be considered employment with the Company.

                        2.2           Termination for Cause. If the Grantee’s employment is terminated by the Company for Cause (as defined in the Plan), the unvested RSUs shall be forfeited immediately as of the date of termination of employment.

                        2.3           Termination of Employment Without Cause or For Good Reason.

                                       (1)           If the Grantee’s employment with the Company is terminated involuntarily by the Company without Cause (as defined in the Plan) or is terminated by the Grantee for Good Reason (as defined in subsection (2) below), the unvested RSUs shall continue to vest in accordance with the original vesting schedule set forth in Exhibit A (just as if the Grantee had remained employed). In the event of the Grantee’s death after a termination covered by this Section 2.3, the unvested RSUs shall continue to vest as if the Grantee had lived and upon vesting, a number of Shares equal to the number of vested RSUs shall be transferred to the Grantee’s surviving spouse or, if none, to his estate.

                                       (2)           For purposes of this Agreement, the Optionee shall be entitled to terminate his or her employment with the Company for Good Reason in the event of, without the Grantee’s express written consent, any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (i), (iii), or (iv) below, such act or failure to act is corrected prior to the Grantee’s date of termination:

(i) a material reduction in the Grantee’s responsibilities at the Company; or

(ii) the required relocation of the Grantee’s employment to a location outside of the market area of the Company; or

(iii) a material reduction in the levels of coverage of the Grantee under the Company’s director and officer liability insurance policy or indemnification commitments; or

                              (iv)           a substantial reduction in the Grantee’s base salary, a material reduction in his incentive compensation or the taking of any action by the Company which would, directly or indirectly, materially reduce any of the benefits provided to the Grantee under any of the Company’s pension, 401(k), deferred compensation, life insurance, medical, accident or disability plans in which the Grantee is participating.

                        The Grantee’s right to terminate employment for Good Reason shall not be affected by the Grantee’s incapacity due to physical or mental illness, except for a Disability as defined in the Plan. The Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                        2.4           Termination of Employment Following a Change in Control When Eligible for Retirement. If the Grantee’s employment with the Company is terminated following a Change in Control and the Grantee is eligible for Retirement as of the date of such termination, the outstanding unvested portion of the RSUs shall immediately vest.

                        2.5           Termination of Employment Due to Death. If the Grantee’s employment is terminated by the Company as a result of death, the unvested RSUs shall immediately vest, and a number of Shares equal to the number of vested RSUs shall be transferred to the Grantee’s surviving spouse or, if none, to his estate.

                        2.6           Termination of Employment for Other Reasons. If the Grantee’s employment is terminated by the Company as a result of Disability, or the Grantee voluntarily terminates his or her employment (except for Good Reason or upon Retirement), the outstanding unvested RSUs shall immediately be forfeited as of the date of termination of employment.

                        2.7           Nontransferability. The RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date the Grantee becomes vested in the RSUs.

          3.          Change in Capitalization; Deferral Rights

                      3.1           During the period the RSUs are not vested, the Grantee shall be credited with dividend equivalents or similar distributions declared on such RSUs in the manner determined by the Committee.

                      3.2           In the event of a change in capitalization, the Committee shall make appropriate adjustments in accordance with Section 4.3 of the Plan to reflect the change in capitalization, provided that any such additional Shares or additional or different shares or securities reflected in any such adjustment shall remain subject to the restrictions in this Agreement.

                      3.3           The Grantee represents and warrants that he is acquiring the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Shares may not be registered under the federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of RSUs, the Company is not undertaking any obligation to register the RSUs under any federal or state securities laws.

                      3.4           To the extent the Grantee is eligible to participate in a deferred compensation plan established for such purpose, the Grantee may elect to defer delivery of the Shares that would otherwise be due by virtue of the lapse or waiver of the vesting requirements as set forth in Section 2. If such deferral election is made, the Committee shall, in its sole discretion, establish the rules and procedures for such deferrals.

          4.          No Right to Continued Employment

                     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Grantee’s employment at any time.

          5.          Taxes and Withholding

                      The Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of RSUs and any dividends paid on unvested RSUs. The Company and the Grantee agree to report the value of the RSUs in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Shares or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require the Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to the Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of Shares having a market value not less than the amount of such taxes.

          6.         The Grantee Bound By The Plan

                     The Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

          7.          Modification of Agreement; Severability

                     This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          8.           Cancellation and Rescission of Award; Return of Shares

                        8.1           If, during his employment with the Company or at any time during the one (1) year period after the Date of Termination, the Grantee violates the restrictive covenants set forth in Section 8.2 below, then the Committee shall, notwithstanding any other provision in this Agreement to the contrary, (i) cancel the outstanding RSUs that are not yet vested or with respect to which Shares have not yet been issued to the Grantee, and (ii) require the Optionee to return to the Company any Shares issued to the Grantee pursuant to vesting of the RSUs, and require the Grantee to pay to the Company the then current value of any Shares issued to the Grantee during the period six (6) months prior to and one (1) year after the Date of Termination pursuant to the RSUs during such period.

                        8.2            The Grantee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:

(i) solicit any Customers for the purpose of providing services identical to or reasonably substitutable for the Company’s Business;

                              (ii)           solicit or induce, or in any manner attempt to solicit or induce, any Person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company or any Subsidiary or is at will;

(iii) engage in any Restricted Activities within the Territory or from a business location servicing any part of the Territory;

(iv) manage any personnel engaging in any Restricted Activities within the Territory; or

                              (v)           knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers , and others who may at any time have or have had relations with the Company or any Subsidiary.

The Grantee further agrees that he or she will not, except as necessary to carry out his duties as an employee of the Company, disclose or use Confidential Information. The Grantee further agrees that, upon termination or expiration of employment with the Company for any reason whatsoever or at any time, the Grantee will upon request by the Company deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Grantee’s possession or control, relating in any way to the Company’s Business, which at all times shall be the property of the Company.

                        8.3           For purposes of this Section 8, the following terms shall have the meanings specified below:

(i) “Company’s Business” means the business of operating a commercial or retail bank, savings association, mutual thrift, credit union, trust company, securities brokerage or insurance agency.

                              (ii)           “Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances, and business that derives economic value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data (including personnel data), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a two (2) year period after the Date of Termination.

                              (iii)           “Customers” means all Persons that (1) the Grantee serviced or solicited on behalf of the Company or any Subsidiary, (2) whose dealings with the Company or any Subsidiary were coordinated or supervised, in whole or in part, by the Grantee, or (3) about whom the Grantee obtained Confidential Information, in each case during the term of this Agreement or while otherwise employed by the Company.

(iv) “Date of Termination” means the date upon which the Grantee’s employment with the Company ceases for any reason.

(v) “Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

                              (vi)           “Restricted Activities” means serving as a director, officer, executive, manager, employee or business consultant for a commercial or retail bank, savings association, mutual thrift, credit union, trust company, securities brokerage or insurance agency.

          9.             Governing Law

                        The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof.

          10.           Successors in Interest

                        This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Grantee’s heirs, executors, administrators, and successors.

          11.            Entire Agreement

This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

          12.            Resolution of Disputes

                          12.1           Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement and the Plan shall be determined by the Committee. Any determination made by the Committee shall be final, binding and conclusive on the Grantee and the Company and their successors, assigns, heirs, executors, administrators and legal representatives for all purposes.

                          12.2           To the extent permitted by applicable law, any dispute, disagreement or claim which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement or the Plan, any breach hereof or thereof, or relating to the enforcement or arbitrability of any provision hereof or thereof, shall be settled by binding arbitration in Atlanta, Georgia by the American Arbitration Association. Judgment on the arbitrator’s award shall be final and may be entered in any court having jurisdiction thereof. Except as may otherwise be determined by the arbitrator(s), each party shall be solely responsible for any expenses (including attorneys’ fees and disbursements, court costs and expert witness fees) incurred by it or on its behalf in investigating and enforcing any rights under this Agreement, and each party shall bear one-half of the fees and expenses of the arbitrator(s) in connection with any arbitration or other proceeding.

                            12.3           THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE. BY SIGNING THIS AGREEMENT, THE PARTIES AGREE THAT EACH PARTY TO THIS AGREEMENT IS GIVING UP THE RIGHT TO SUE THE OTHER PARTY IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS. THE ARBITRATOR(S) DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD. THE ARBITRATION RULES MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION COULD HAVE OTHERWISE BEEN BROUGHT IN COURT.

          13.             Pronouns; Including

                          Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”

[EXECUTION PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:

Name:	Jimmy C. Tallent

Title:	President & Chief Executive Officer

          By signing below, the Grantee hereby accepts the RSU grant subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan.

GRANTEE

By:

Name:

[EXHIBITS FOLLOW]